EXHIBIT 21
Schedule of Subsidiaries
(as of December 31, 2015)

STEEL PARTNERS HOLDINGS GP INC., a Delaware corporation.
SPH GROUP LLC, a Delaware limited liability company.
SPH GROUP HOLDINGS LLC, a Delaware limited liability company.
SPH SERVICES, INC., a Delaware Corporation.
SP CORPORATE SERVICES LLC, a Delaware limited liability company.
STEEL PARTNERS LLC, a Delaware limited liability company.
BNS LIQUIDATING TRUST, a Delaware company.
SP ASSET MANAGEMENT LLC, a Delaware limited liability company.
STEEL PARTNERS II L.P., a Delaware limited partnership.
CHINA ACCESS PAPER INVESTMENT COMPANY LIMITED, a corporation organized under the laws of Mauritius.
WF ASSET CORP., a Delaware corporation.
WEBFINANCIAL HOLDING CORPORATION, a Delaware corporation.
DGT HOLDINGS CORP., a Delaware corporation.
HANDY & HARMAN LTD., a Delaware corporation.
STEEL EXCEL INC., a Delaware corporation.

WEBFINANCIAL HOLDING CORPORATION SUBSIDIARIES
WEBBANK, a Utah chartered industrial bank.
WORKING CAPITAL SOLUTIONS, INC., a Delaware corporation.
WEBFINANCIAL HOLDING LLC, a Delaware limited liability company.
API GROUP plc, a corporation organized under the laws of England and Wales.
API GROUP SERVICES LIMITED, a corporation organized under the laws of England and Wales.
API HOLOGRAPHICS LIMITED, a corporation organized under the laws of England and Wales.
API LAMINATES LIMITED, a corporation organized under the laws of England and Wales.
API OVERSEAS HOLDINGS LIMITED, a corporation organized under the laws of England and Wales.
API-STACE LIMITED, a corporation organized under the laws of England and Wales.
API FOILS HOLDINGS LIMITED, a corporation organized under the laws of England and Wales.
API (USA) HOLDINGS LIMITED, a Delaware corporation.
API FOILS, INC., a Delaware corporation.
API DEUTSCHLAND GMBH, a corporation organized under the laws of Germany.
API FOILS ASIA LIMITED, a corporation organized under the laws of China.
API FOILS ITALIA SRL, a corporation organized under the laws of Italy.
API FOILS LIMITED, a corporation organized under the laws of Scotland.
API FOILS NEW ZEALAND LIMITED, a corporation organized under the laws of New Zealand.
API FOILS PTY LIMITED, a corporation organized under the laws of Australia.
API FOILS SAS, a corporation organized under the laws of France.
API FOLIE POLSKA Sp. Z o.o., a corporation organized under the laws of Poland.

DGT HOLDINGS CORP. SUBSIDIARIES
DM IMAGING CORP., a Delaware corporation.
VILLA IMMOBILIARE SRL, Italy
RFI CORPORATION, a Delaware corporation.

HANDY & HARMAN LTD.

WHX CS CORPORATION, a Delaware corporation.

HANDY & HARMAN GROUP, LTD., a Delaware corporation (“HHG”).

HANDY & HARMAN, a New York corporation (“HANDY & HARMAN”), a direct subsidiary of HHG.

BAIRNCO LLC, a Delaware limited liability company (“BAIRNCO”), a direct subsidiary of HHG.

HANDY & HARMAN HOLDING CORPORATION, a Delaware corporation, a direct subsidiary of HHG.

HANDY & HARMAN SUBSIDIARIES

DANIEL RADIATOR CORPORATION, a Texas corporation.

EAST 74th STREET HOLDINGS, INC., an Oklahoma corporation (formerly known as Continental Industries, Inc.).

H&H LTD., a corporation organized under the laws of Bermuda.

Handy & Harman (Asia) S.A., a corporation organized under the laws of Panama.

HANDY & HARMAN AUTOMOTIVE GROUP, INC., a Delaware corporation.

HANDY & HARMAN OF CANADA, LIMITED, a Province of Ontario Canada corporation.

HANDY & HARMAN ELE (ASIA) SND BHD., a corporation organized under the laws of Malaysia.

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION, a Florida corporation.

HANDY & HARMAN (EUROPE) LIMITED, a corporation organized under the laws of England and Wales. (1)

HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation.

HANDY & HARMAN MANAGEMENT HOLDINGS (HK) LIMITED, a corporation organized under the laws of Hong Kong. (1)

HANDY & HARMAN MANUFACTURING (SINGAPORE) PTE. LTD., a corporation organized under the laws of Malaysia.

HANDY & HARMAN NETHERLANDS, BV., a corporation organized under the laws of the Netherlands. (1)

HANDY & HARMAN TUBE COMPANY, INC., a Delaware corporation.

HANDY & HARMAN UK HOLDINGS LIMITED, a corporation organized under the laws of England and Wales. (1)

HANDYTUBE CORPORATION, a Delaware corporation (formerly known as Camdel Metals Corporation).

INDIANA TUBE CORPORATION, a Delaware corporation.

INDIANA TUBE SOLUTIONS, S. De R.L. de C.V., a corporation organized under the law of Mexico. (1)

INTERNATIONAL FABRICS INC., a Delaware corporation.

JPS AUTO INC., a Delaware corporation.

JPS CAPRPET CORPORATION, a Delaware corporation.

JPS COMPOSITE MATERIALS CORPORATION, a Delaware corporation.

JPS ELASTOMETRICS CORPORATION, a Delaware corporation.

JPS INDUSTRIES HOLDINGS LLC, a Delaware limited liability corporation.

LUCAS-MILHAUPT, INC., a Wisconsin corporation.

LUCAS-MILHAUPT BRAZING MATERIALS (SUZHOU) CO. LTD., a corporation organized under the laws of China. (1)

LUCAS-MILHAUPT GLIWICE Sp. Z o.o., a corporation organized under the laws of Poland. (1)

LUCAS-MILHAUPT HONG KONG LIMITED, a corporation organized under the laws of Hong Kong. (1)

LUCAS MILHAUPT RIBERAC SA, a corporation organized under the laws of France. (1)

LUCAS-MILHAUPT WARWICK LLC, a Delaware limited liability company. (1)

MICRO-TUBE FABRICATORS, INC., a Delaware corporation.

OCMUS, INC., an Indiana corporation (formerly known as Sumco, Inc.)

OMG, INC., a Delaware corporation (formerly known as Olympic Manufacturing Group, Inc.)

OMG ROOFING, INC., a Delaware corporation. (1)

OMNI TECHNOLOGIES CORPORATION OF DANVILLE, a New Hampshire corporation.

PAL-RATH REALTY, INC., a Delaware corporation.

PAM FASTENING TECHNOLOGY, INC., a North Carolina corporation. (1)

RIGBY-MARYLAND (STAINLESS), LTD, a corporation organized under the laws of England and Wales. (1)

THE NOMINATING TRUSTS (20 Grant Street Nominee Trust, 28 Grant Street Nominee Trust, 7 Orne Street Nominee Trust), trusts governed by Massachusetts law. (1)

460 WEST MAIN STREET HOLDING CORPORATION, a Delaware corporation (formerly know as Canfield Metal Coating Corporation).

BAIRNCO CORPORATION SUBSIDIARIES

BAIRNCO GRAPHICS PRIVATE LIMITED (formerly Arlon India Private Limited), a corporation organized under the laws of India. (2)

ATLANTIC SERVICE CO. LTD., a corporation organized under the laws of Canada. (2)

ATLANTIC SERVICE CO. (UK) LTD., a corporation organized under the laws of United Kingdom. (2)

BERTRAM & GRAF GMBH, a corporation organized under the laws of Germany. (2)

KASCO LLC, a Delaware limited liability company.

KASCO ENSAMBLY S.A. DE C.V., a corporation organized under the laws of Mexico. (2)

KASCO MEXICO LLC, a Delaware Limited Liability Company. (2)
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(1) Indirect wholly-owned subsidiary of Handy & Harman.
(2) Indirect wholly-owned subsidiary of Bairnco LLC.

STEEL EXCEL INC. SUBSIDIARIES
STEEL EXCEL, INC. (Delaware)

STEEL ENERGY SERVICES LTD. (Delaware)

SUN WELL SERVICE, INC. (North Dakota)

ROGUE PRESSURE SERVICES LTD. (Delaware)

BLACK HAWK ENERGY SERVICES, INC. (New Mexico)

STEEL SPORTS INC. (Delaware)

BASEBALL HEAVEN INC. (Delaware)

SOUTH BAY STRENGTH AND CONDITIONING LLC (California) - 50% owned

TORRANCE STRENGTH AND CONDITIONING LLC (California) - 86% owned

UK ELITE SOCCER INC. (New Jersey) - 80% owned

GLOBAL INDOOR SPORTS (Delaware)